UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2022 by Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”), on October 5, 2022, the Company entered into a Management Agreement (the “Original Management Agreement”) with its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), and its external manager, Bluerock Homes Manager, LLC, a Delaware limited liability company (the “Manager”), pursuant to which the Manager administers the business activities and day-to-day operations of the Company. As previously disclosed in the Form 8-K filed with the SEC on January 12, 2023, on January 10, 2023, the Company, the Operating Partnership and the Manager entered into an Amendment to the Original Management Agreement (the “Amendment,” and together with the Original Management Agreement, the “Management Agreement”) to amend the definition of “Base Management Fee” therein and Section 7(c) thereof.

The Management Agreement provides for the payment of a base management fee to the Manager (the “Base Management Fee”) to compensate the Manager for advisory services and certain general management services rendered thereunder. Pursuant to Section 6(c) of the Management Agreement, the Base Management Fee is payable in quarterly installments, (i) one half in C-LTIP units of the Operating Partnership (“C-LTIP Units”), and (ii) the remainder in cash or C-LTIP Units, at the election of the Company’s board of directors (the “Board”).

On February 28, 2025, the Board, including its independent directors, approved the further amendment of the Management Agreement pursuant to that certain Second Amendment to Management Agreement dated February 28, 2025 (the “Second Amendment”). Pursuant to the Second Amendment, Section 6(c) of the Management Agreement specifies that the Base Management Fee shall be payable to the Manager on a quarterly basis, which payments shall be made in cash, except as may otherwise be specified by written agreement of the Company and the Manager with respect to payment of all or any portion thereof in C-LTIP Units, with the number of C-LTIP Units payable as the Base Management Fee, if any, to be calculated in accordance with the corresponding calculation with respect to the Incentive Fee as specified in the Management Agreement. The Board, including its independent directors, authorized and approved the entry by the Company into the Second Amendment and found the terms of the Second Amendment to be fair, competitive and commercially reasonable and no less favorable to the Company than similar agreements between unaffiliated parties under the same circumstances. Except as amended by the Second Amendment, the terms of the Management Agreement are identical to those of the Management Agreement previously in effect.

The foregoing description of the Second Amendment is a summary and is qualified in its entirety by the terms of the Second Amendment, a copy of which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 8.01	OTHER EVENTS

On February 28, 2025, the Board authorized a new plan for the repurchase, from time to time, of up to an aggregate of $5.0 million in shares of the Company’s Class A common stock, par value of $0.01 per share (the “Class A Common Stock”), to be conducted in accordance with the requirements of Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and subject to Rule 10b-5 of the Exchange Act. The repurchase plan has a term of one year and may be discontinued at any time. The extent to which the Company repurchases shares of its Class A Common Stock under the repurchase plan, and the timing of any such repurchases, will depend on a variety of factors including general business and market conditions and other corporate considerations. The Company expects that any repurchases of its Class A Common Stock will be through open market transactions, subject to market conditions, certain price limitations and other conditions established thereunder. Open market repurchases will be structured to occur within the method, timing, price and volume requirements of Rule 10b-18 of the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Management Agreement, dated February 28, 2025, by and among Bluerock Homes Manager, LLC, Bluerock Homes Trust, Inc. and Bluerock Residential Holdings, L.P.

99.1	Press Release issued March 6, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: March 6, 2025	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer